CONDOR HOSPITALITY TRUST PROVIDES UPDATE ON ITS RESPONSE TO COVID-19

BETHESDA, Md –(BUSINESS WIRE) -- Condor Hospitality Trust, Inc. (the “Company”) (NYSE American: CDOR), a hotel-focused real estate investment trust (REIT) headquartered and incorporated in the state of Maryland, provided an update today on its response to COVID-19.

J. William Blackham, Chief Executive Officer said, “There have been significant changes in business and economic conditions generally in the United States and in the lodging industry in particular as the COVID-19 crisis continues.  As many others in the lodging industry have determined, the Company has determined that it is advisable and in the best business practice for the Company to cause temporary closures of 30 to 90 days of two of its hotels located in Solomons, MD and Leawood, KS,  and the Company is evaluating on a daily basis similar temporary closures of hotels located in Lake Mary, FL, San Antonio, TX and Round Rock, TX.  We will continue to assess reopenings of these hotels, and potential temporary closings of other Company hotels, based on specific market trends.”

“The Company is taking these additional actions to address operating costs and to better position the Company in the current lodging environment,” said Mr. Blackham.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs.  The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as management’s perceptions of historical trends, current conditions, expected future developments, and other factors believed to be appropriate under the circumstances. These statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Management believes that these forward-looking statements are based on reasonable assumptions.

Factors which could have a material adverse effect on the Company’s operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in the Company’s current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.  The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release which speak only as of the date of this press release, and disclaims a duty to provide an update to forward-looking statements, whether as a result of new information, future events or other occurrences.